Exhibit 10.25

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (the "Agreement") is made and entered into as of this 18th day of November 2024, by and between Laboratory Corporation of America Holdings (“Company”), and Adam H. Schechter, an individual (“Lessee”), who together are sometimes also referred to herein individually as a "Party" or collectively as the "Parties."

WITNESSETH:

WHEREAS, Company possesses the aircraft or is the authorized fractional owner and operator of aircraft pursuant to a Fractional Program Agreement between the Company and NetJets Sales, Inc., NetJets Aviation, Inc. and NetJets Services, Inc., as described in Section 22 of this Agreement at the time of any flight conducted hereunder (the “Aircraft”);

WHEREAS, Company provides certain flight allowances for Lessee’s personal and commuting use of the Aircraft (each a “Flight Allowance”);

WHEREAS, Company is willing to lease from time-to-time the Aircraft, with a fully qualified flight crew, to Lessee for Lessee’s use on a time sharing basis in accordance with Section 91.501 of the FAA's Federal Aviation Regulations, 14 C.F.R. Parts 1-199 as amended (the "FARs");

WHEREAS, Lessee agrees to reimburse Company for personal and commuting use of the Aircraft that exceeds a Flight Allowances, as permitted under the FAR and pursuant to the terms of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the Parties agree as follows:

Section 1. Provision of Aircraft. Company agrees to lease the Aircraft to Lessee on a time sharing basis in accordance with the provisions of Sections 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FARs and solely at Company's discretion, including, without limitation, Company's determination of Aircraft availability according to Section 5 hereof, for the period commencing on the date of execution hereof, and shall continue until terminated by either Party on written notice to the other Party, such termination to become effective thirty (30) days from the date of the notice; provider, however, that this Agreement may be terminated by Company on such shorter notice as may be required for Company to comply with applicable law, regulations, or insurance requirements. This Agreement also shall terminate automatically on the date Lessee ceases to serve as an executive of Labcorp Holdings Inc. Notwithstanding the foregoing, any provisions directly or indirectly related to Lessee’s payment obligations for flights completed prior to the date of termination and the limitation of liability and indemnification provisions in Section 9 shall survive termination of this Agreement.

Section 2. Reimbursement of Expenses. If Lessee exceeds the amount of the Flight Allowance for either (a) commuting use purposes; or (b) personal use purposes, then Lessee shall pay the Company for each flight conducted under this Agreement the actual expenses of each specific flight that exceeds the applicable Flight Allowance, including the actual expense of any

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“deadhead” flights made for Lessee to reposition the Aircraft, as permitted by FAR 91.501(d), i.e., an amount not to exceed the sum of the expenses set forth in subparagraphs (a)-(j) below for each such flight:

(a)Fuel, oil, lubricants, and other additives;
(b)Travel expenses of the crew, including food, lodging, and ground transportation;
(c)Hangar and tie-down costs away from the Aircraft's base of operation;
(d)Insurance obtained for the specific flight;
(e)Landing fees, airport taxes, and similar assessments;
(f)Customs, foreign permit, and similar fees directly related to the flight;
(a)In-flight food and beverages;
(b)Passenger ground transportation;
(c)Flight planning and weather contract services; and
(d)An additional charge equal to one hundred percent (100%) of the expenses listed in clause (a) above.

Such charges shall be determined by the Company, in its sole discretion, based on its actual expenses incurred with respect to each flight under this Agreement, and broken down by the expenses permitted under 14 C.F.R. § 91.501(d).

Section 3. Invoicing and Payment. All payments to be made to Company by Lessee hereunder (regardless of the manner in which such payments are calculated pursuant to Section 2 above) shall be limited to the categories of costs identified in Items (a) through (j) of Section 2 above. Company will pay all expenses related to the operations of the Aircraft hereunder (including all those listed in clauses (a) through (i) of Section 2 above) in the ordinary course of Company's business. In obtaining reimbursement pursuant to Section 2, Company shall provide to Lessee an invoice for the appropriate amount to be charged as specified in Section 2 above for each flight Lessee and Lessee’s guests have taken under this Agreement (plus domestic or international air transportation excise taxes, as applicable, imposed on Lessee and its guests by the Internal Revenue Code for collection by Company) (the "Time Sharing Invoice"). Company shall issue the Time Sharing Invoice quarterly in arrears after the completion of each flight conducted under this Agreement. Lessee shall pay Company the full amount of such Time Sharing Invoice within forty five (45) days of the date of that invoice.

Section 4. Flight Requests. Lessee will provide Company with flight requests and proposed flight schedules as far in advance as possible, and in any case at least 48 (forty-eight) hours in advance of Lessee’s desired departure, and Company shall in turn coordinate said flight requests. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the Parties.

Section 5. Aircraft Scheduling. As between Company and Lessee, Company shall have final authority and discretion over all scheduling of the Aircraft, and Company shall, at no time, be under any obligation to provide the Aircraft to Lessee for a particular flight or series of flights.

Section 6. Aircraft Maintenance. As between Company and Lessee, Company shall be solely responsible for securing, or causing others to secure, scheduled and unscheduled maintenance, preventive maintenance, and required or otherwise necessary inspections of the

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Aircraft, and shall take such requirements into account in scheduling the Aircraft. Performance of maintenance, preventive maintenance or inspection shall not be delayed or postponed for the purpose of scheduling the Aircraft unless, in the sole discretion of the pilot-in-command, such maintenance or inspection can safely be conducted at a later time in compliance with applicable laws, regulations and requirements.

Section 7. Flight Crew. With respect to each flight undertaken under this Agreement, the Company shall contract for and provide a qualified flight crew for all flight operations under this Agreement.

Section 8. Operational Authority and Control. With respect to each flight undertaken under this Agreement, Company shall have and retain operational control of the Aircraft as provided in the applicable FARs (as defined in Section 1.1 of the FARs, “operational control” with respect to a fligth means the exercuise of authority over initiating, conducting, or terminating a flight).
In accordance with the applicable provisions of the FARs, the qualified flight crew provided by Company will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made, and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action which in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to Lessee or any other person for loss, injury, damage, or delay. The Parties further agree that Company shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason or no reason including, without limitation, circumstances when such failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or labor disputes, weather conditions, acts of God, or other circumstances within or beyond Company's reasonable control.

Section 9. Insurance and Indemnification. (a) Company will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft hull and third-party liability insurance in respect of each Aircraft.

(b) Company’s liability under this Agreement shall be limited to the proceeds of the third-party liability insurance referenced in Section 9(a) with respect to any claims that Lessee may have under this Agreement.

(c) In no event shall Company be liable to Lessee or its employees, agents, guests, or invitees (and the lawful successors and assigns thereof) for any indirect, consequential, special, or incidental damages and/or punitive damages of any kind or nature, under any circumstances or for any reason, including and not limited to any delay or failure to furnish the Aircraft, or caused by the performance of non-performance by Company of this Agreement.

(d) Lessee agrees to indemnify, defend, and hold Company harmless from any claims, suits, liabilities, losses, costs, or expenses for injury to persons, or damage to property in any way arising out of its misrepresentations, negligence, misconduct, or breach of this Agreement.

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Section 10. Warranties. Lessee warrants that:

Section 10.1. No Commercial Use. Lessee will use the Aircraft under this Agreement for, and only for, its own account, including the carriage of its guests, and will not use the Aircraft for purposes of providing transportation of passengers or cargo in air commerce for compensation or hire as a commercial operator or air carrier.

Section 10.2. No Liens. Lessee will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of its action or inaction, and shall not convey, mortgage, assign, lease or in any way alienate the Aircraft or Company's rights hereunder.
Section 10.3. Laws. During the term of this Agreement, Lessee will abide by and conform to all laws, orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft under this Agreement or otherwise.

Section 11. Notices and Communications. All notices and other communications under this Agreement shall be in writing (except as permitted in Section 4) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, by Email (address below) (with a simultaneous confirmation copy sent by first class mail properly addressed), or by a reputable overnight courier service, addressed as follows:

If to Company:

Laboratory Corporation of America Holdings
Attn: Chief Legal Officer
531 S. Spring Street
Burlington, NC 27215

If to Lessee:
At the last address shown on the payroll records of the Company or to such other person or address as either Party may from time to time designate in writing to the other Party.

Section 12. Further Acts. Company and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the Parties.

Section 13. Successors and Assigns. Neither this Agreement nor any Party's interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding upon the Parties, their heirs, representatives, and successors.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Delaware choice of law provision shall not be relevant, admissible, or otherwise cited by either Party in connection with any dispute over venue, forum, and/or jurisdiction for any action, lawsuit or proceeding involving the parties.

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Section 15. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and any prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16. Headings; Counterparts. The headings herein are inserted only for convenience and shall not affect the interpretation of this Agreement. This Agreement may be executed in any number of counterparts, and each counterpart shall for all purposes be deemed to be an original, all of which together shall constitute one and the same agreement. Any signed document transmitted electronically shall be treated in all manner and respects as an original document. The signature of any Party sent electronically shall be considered as an original signature.

Section 17. Entire Agreement; Amendment or Modification. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, supersedes and replaces any previous agreement between the parties hereto concerning the subject matter hereof, and is not intended to confer upon any person or entity any rights or remedies hereunder which are not expressly granted herein. This Agreement may be amended or modified only in writing duly executed by the Parties hereto.

Section 18. No Waiver. No failure on the part of either Party to this Agreement to exercise any power, right, privilege, or remedy hereunder, and no delay on the part of either Party in exercising any power, right, privilege, or remedy, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

Section 19. Waiver of Jury Trial. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 20. Exclusive Jurisdiction; Venue. The Parties understand and agree that the federal and/or state courts located in the State of North Carolina shall have exclusive jurisdiction with regard to any litigation relating to this Agreement and that venue shall be proper only in the State of North Carolina and any federal court whose judicial district encompasses the State of North Carolina, and that any objection to this jurisdiction or venue is specifically waived.

Section 21. TRUTH IN LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS:

(a)COMPANY CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS, EXCEPT TO THE EXTENT THE AIRCRAFT IS LESS THAN 12 MONTHS OLD, AND THAT ALL APPLICABLE REQUIREMENTS FOR THE AIRCRAFT'S MAINTENANCE

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AND INSPECTION THEREUNDER HAVE BEEN MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(b)COMPANY AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, COMPANY SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE COMPANY OF THE AIRCRAFT, AND THAT COMPANY UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH THE APPLICABLE FEDERAL AVIATION REGULATIONS.

(c)THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE. COMPANY FURTHER CERTIFIES THAT IT WILL SEND, OR CAUSE TO BE SENT, A TRUE COPY OF THIS AGREEMENT TO: FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTN. TECHNICAL SECTION (AVN-450), P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN 24 HOURS AFTER ITS EXECUTION, AS REQUIRED BY SECTION 91.23(c)(1) OF THE FEDERAL AVIATION REGULATIONS.

Section 22. Description of Aircraft. [Redacted]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the day and year first above written. The persons signing below warrant their authority to sign.

COMPANY
By:	/s/ Sandra D. van der Vaart
Sandra D. van der Vaart
Title: EVP, Chief Legal Officer and Corporate Secretary

LESSEE
By:	/s/ ADAM H. SCHECTER
Adam H. Schecter
Title: CEO and President